Contact:  Troy D. Cook
Executive Vice President &
Chief Financial Officer
913-327-3109

NPC International, Inc. Reports Second Quarter 2011 Results

Overland Park, Kansas, (August 2, 2011) - NPC International, Inc. (the “Company”), today reported results for its second fiscal quarter ended June 28, 2011.

SECOND QUARTER HIGHLIGHTS:

•	Comparable store sales decreased 2.8% rolling over a strong increase of 10.4% last year.
•	Adjusted EBITDA (reconciliation attached) of $24.5MM was $1.3MM lower than last year.
•	Free Cash Flow (reconciliation attached) was $11.4MM or 47% of Adjusted EBITDA.
•	Cash balances were $51.6MM, an increase of $11.8MM from last quarter and debt remained unchanged.
•	Net income of $5.2MM was flat with last year.

YEAR-TO-DATE HIGHLIGHTS:

•	Comparable store sales decreased 3.8% rolling over a strong increase of 10.3% last year.
•	Adjusted EBITDA (reconciliation attached) of $57.1MM was $1.0MM lower than last year.
•	Free Cash Flow (reconciliation attached) was $36.0MM or 63% of Adjusted EBITDA.
•	Cash balances increased by $7.4MM from last fiscal year end to $51.6MM and debt has been reduced by $29.7 million.
•
Our leverage ratio declined to 3.56X Consolidated EBITDA, as defined in our Credit Agreement, from 3.80X at last fiscal year end compared to our existing maximum leverage covenant of 4.25X.  Including the benefit of excess cash balances of $48.0MM, our leverage ratio improved to 3.10X.

•	Net income of $14.7MM was flat with last year.

The Company’s quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are set forth in the Company’s Form 10-Q for the second quarter ended June 28, 2011 which can be accessed at www.sec.gov.

NPC’s President and CEO Jim Schwartz said, “During the second quarter our comparable store sales strengthened from our first quarter result while continuing to roll over very strong comparable store sales growth from the prior year.

This quarter we promoted a balance of product innovation with the introduction of Ultimate Stuffed Crust pizza and strong value focused on the carry-out channel with our $10 Any Carry-Out Pizza promotion which resonated well with consumers during these continued trying economic times.

Once again, our restaurant teams masterfully controlled the business while providing our customers a great Pizza Hut experience. Our restaurant level margins improved over last year despite higher commodity costs and modest sales deleveraging due to the margin benefit of product innovation, simplified pricing and limiting access to $10 Any Pizza to carry-out only transactions.  Our direct labor costs improved due to the benefit of the higher average selling price associated with simplified pricing and product innovation, excellent labor productivity, and reductions in our store level wage structure due to modifications in our compensation policies and restaurant management staffing philosophy.

Second quarter Adjusted EBITDA was $1.3 million or 5% below last year with continued strong free cash flow of $11.4 million or 47% of Adjusted EBITDA.  As a result, our cash balances increased by $11.8 million from last quarter to $51.6 million.  Additionally, our leverage ratio improved this quarter to 3.56X Consolidated EBITDA compared to 3.80X at last fiscal year end.  Including the benefit of our excess cash balances, our leverage ratio at the end of the quarter would have been 3.10X.

The consumer environment remains very competitive and our ability to provide discrete value to our consumers is of paramount importance.  To ensure that we can continue to provide compelling value while also improving our economic model we have undertaken several margin enhancement initiatives over the last six to nine months.  We are currently realizing the initial benefits of our labor strategies and the results are allowing us to record improved year-over-year labor margins despite sales deleveraging.

In addition, we have been working with our franchisor in a collaborative system-wide initiative to improve our margins and reduce our cost structure.  This initiative is primarily focused upon reducing our food costs without adversely impacting our product quality or abundance.  These savings will be rolled into the Pizza Hut system over the next two to three years as individual cost categories are addressed.  We expect to begin realizing the initial stages of these savings in the back half of fiscal 2011 which should provide some offset to the recent sustained increase in the cheese block market as well as other commodities.  This project is not yet complete; however, the early results are very promising and could result in material future savings to the system.

We expect that value will remain the key driver of consumer response throughout the balance of fiscal 2011 in the pizza segment and the QSR category as a whole.  To this end, we are fine tuning our business model to compete effectively in this environment which will allow us to maximize profitability in the short term as well as the long term.  We look forward to updating our investors about our progress in future quarters. ”

CONFERENCE CALL INFORMATION:

The Company’s Second Quarter earnings conference call will be held Wednesday, August 3, 2011 at 10:00 am CDT. You can access this call by dialing 866-831-6291.  The international number is 617-213-8860. The access code for the call is 69753801.

Go to www.npcinternational.com and click on the Thomson Financial logo in the investor information section or go to www.earnings.com.

For those unable to participate live, a replay of the call will be available until August 10, 2011 by dialing 888-286-8010 or by dialing international at 617-801-6888.  The access code for the replay is 12494150.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,141 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Company’s  quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Company’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  NPC’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; continued deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in NPC’s filings with the Securities and Exchange Commission, including NPC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	June 28, 2011		June 29, 2010

Net product sales	$228,083	100.0%	$235,955	100.0%
Fees and other income (1)	10,540	4.6%	10,841	4.6%
Total sales	238,623	104.6%	246,796	104.6%
Comparable store sales (net product sales only)	-2.8%		10.4%

Cost of sales (2)	68,766	30.1%	71,919	30.5%
Direct labor (3)	67,219	29.5%	70,787	30.0%
Other restaurant operating expenses (4)	73,190	32.1%	74,578	31.6%
General and administrative expenses (5)	13,511	5.9%	12,298	5.2%
Corporate depreciation and amortization of intangibles	2,940	1.3%	2,837	1.2%
Other	589	0.3%	426	0.2%
Total costs and expenses	226,215	99.2%	232,845	98.7%
Operating income	12,408	5.4%	13,951	5.9%
Interest expense (6)	(6,195)	-2.7%	(7,349)	-3.1%
Income before income taxes	6,213	2.7%	6,602	2.8%
Income tax expense	1,063	0.4%	1,482	0.6%

Net income	$5,150	2.3%	$5,120	2.2%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$5,367		$4,718
Cash Rent Expense	$12,578		$12,665

(1)	Fees and other income decreased due to decreased delivery transactions.
(2)
Cost of sales, as a percentage of net product sales, decreased primarily due to higher net pricing and favorable product mix changes which more than offset higher ingredient costs, primarily cheese, dough and meat.

(3)
Direct labor, as a percentage of net product sales, decreased largely due to the benefit of higher net pricing, lower average wage rates from labor optimization strategies and changes in pay practices of certain team members, excellent labor controls, and lower health insurance costs, which more than offset sales deleveraging on fixed and semi-fixed costs.

(4)
Other restaurant operating expenses, as a percentage of net product sales, increased largely due to the sales deleveraging effect on fixed and semi-fixed costs, primarily occupancy costs and higher delivery driver reimbursement expenses driven mostly by increased fuel costs.

(5)	G&A expenses increased due primarily to the reinstatement of certain incentive compensation programs and higher training costs.
(6)	Interest expense declined primarily due to lower average debt levels and a decrease in our cash borrowing rate.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis in our Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 28, 2011		June 29, 2010

Net product sales	$467,706	100.0%	$488,584	100.0%
Fees and other income(1)	22,045	4.7%	22,668	4.6%
Total sales	489,751	104.7%	511,252	104.6%
Comparable store sales (net product sales only)	-3.8%		10.3%

Cost of sales(2)	138,553	29.6%	147,890	30.3%
Direct labor(3)	137,457	29.4%	145,674	29.8%
Other restaurant operating expenses(4)	147,977	31.6%	152,569	31.2%
General and administrative expenses(5)	26,318	5.6%	24,444	5.0%
Corporate depreciation and amortization of intangibles	5,900	1.3%	5,676	1.2%
Other	628	0.2%	786	0.1%
Total costs and expenses	456,833	97.7%	477,039	97.6%
Operating income	32,918	7.0%	34,213	7.0%
Interest expense(6)	(12,944)	-2.8%	(14,874)	-3.0%
Income before income taxes	19,974	4.2%	19,339	4.0%
Income tax expense	5,318	1.1%	4,759	1.0%

Net income	$14,656	3.1%	$14,580	3.0%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$8,727		$8,643
Cash Rent Expense	$25,348		$25,538

(1)	Fees and other income decreased due to decreased delivery transactions.
(2)
Cost of sales, as a percentage of net product sales, decreased primarily due to higher net pricing and favorable product mix changes which more than offset higher ingredient costs, primarily dough, meat and cheese.

(3)
Direct labor, as a percentage of net product sales, decreased largely due to the benefit of higher net pricing, lower average wage rates from labor optimization strategies and changes in pay practices of certain team members, and excellent labor controls, which more than offset sales deleveraging on fixed and semi-fixed costs.

(4)
Other restaurant operating expenses, as a percentage of net product sales, increased largely due to the sales deleveraging effect on fixed and semi-fixed costs, primarily occupancy costs and higher delivery driver reimbursement expenses driven mostly by increased fuel costs.

(5)	G&A expenses increased due primarily to the reinstatement of certain incentive compensation programs and higher training costs.
(6)	Interest expense declined primarily due to lower average debt levels and a decrease in our cash borrowing rate.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis in our Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 28, 2011	December 28, 2010
Assets
Current assets:
Cash and cash equivalents	$51,594	$44,159
Other current assets	21,381	21,727
Total current assets	72,975	65,886

Facilities and equipment, net	133,883	143,713
Franchise rights, net	394,729	399,248
Other noncurrent assets	215,964	216,381
Total assets	$817,551	$825,228
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$1,046	$29,670
Other current liabilities	77,046	76,404
Total current liabilities	78,092	106,074

Long-term debt, less current portion	371,654	372,700
Other noncurrent liabilities	169,795	164,122
Total liabilities	619,541	642,896
Stockholders' equity	198,010	182,332
Total liabilities and stockholders' equity	$817,551	$825,228

NPC INTERNATIONAL, INC.
 Condensed Consolidated Statements of Cash Flows
 (Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 28, 2011	June 29, 2010
Operating activities
Net income	$14,656	$14,580
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	22,867	22,523
Amortization of debt issue costs	1,265	1,285
Deferred income taxes	3,047	(282)
Other adjustments	687	773
Changes in assets and liabilities, excluding acquisitions:
Assets	(641)	(302)
Liabilities	2,847	11,496
Net cash provided by operating activities	44,728	50,073
Investing activities
Capital expenditures	(8,727)	(8,643)
Proceeds from sale or disposition of assets	618	2,081
Net cash used in investing activities	(8,109)	(6,562)
Financing activities
Payments on term bank facilities	(29,670)	(31,340)
Proceeds from sale-leaseback transactions	486	-
Other	-	(26)
Net cash used in financing activities	(29,184)	(31,366)
Net change in cash and cash equivalents	7,435	12,145
Beginning cash and cash equivalents	44,159	14,669
Ending cash and cash equivalents	$51,594	$26,814

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 28, 2011	June 29, 2010	June 28, 2011	June 29, 2010
Adjusted EBITDA:
Net income	$5,150	$5,120	$14,656	$14,580
Adjustments:
Interest expense	6,195	7,349	12,944	14,874
Income tax expense	1,063	1,482	5,318	4,759
Depreciation and amortization	11,096	11,100	22,867	22,523
Net facility impairment charges	631	437	710	844
Pre-opening expenses and other	317	224	556	508
Adjusted EBITDA (1)	$24,452	$25,712	$57,051	$58,088
Adjusted EBITDA Margin(2)	10.7%	10.9%	12.2%	11.9%

Free Cash Flow:
Net cash provided by operating activities	$16,794	$18,792	$44,728	$50,073
Less:
Capital expenditures	(5,367)	(4,718)	(8,727)	(8,643)
Free Cash Flow (3)	$11,427	$14,074	$36,001	$41,430

Unit Count Activity

	26 Weeks Ended
	June 28, 2011	June 29, 2010

Beginning of period	1,136	1,149
Developed	5	-
Closed	(1)	(4)
End of period	1,140	1,145

Equivalent units(4)	1,134	1,146

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges and pre-opening expenses. The Company has substantial interest expense relating to the financing of the acquisition of us in 2006 and substantial depreciation and amortization expense relating to the acquisition of us in 2006 and to our acquisition of units in recent years.  Management believes the elimination of these items, as well as taxes, pre-opening and other expenses and facility impairment charges give investors useful information to compare the performance of our core operations over different periods.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles.  Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because management believes that Adjusted EBITDA provides investors a helpful measure for comparing the Company’s operating performance with the performance of other companies that have different financing and capital structures or tax rates.

(2) Calculated as a percentage of net product sales.

(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business.  It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.

 (4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

7300 W 129th St
Overland Park, KS 66213